UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MAJESTIC IDEAL HOLDINGS LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22/F, China United Plaza, 1002-1008, Tai Nan West Street, Cheung Sha Wan, Kowloon, Hong Kong	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value US$0.0000625 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271502

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Shares to be Registered.

Majestic Ideal Holdings Ltd (the “Registrant”) hereby incorporates by reference the description of its Ordinary Shares, par value US$0.0000625 per share, contained under the heading “Description of Share” in the prospectus included in the Registrant’s Registration Statement on Form F-1 (File No. 333-271502), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2023, and as subsequently amended (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2024

Majestic Ideal Holdings Ltd

By:	/s/ Yuk Yin Judy Li
Name: Yuk Yin Judy Li
Title: Chairperson of the Board of Directors

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